Kulicke and Soffa  Industries, Inc.                                 Exhibit 12.1
Fixed Charge Coverage Ratio Calculation
Dollars in thousands

                                                                         Fiscal Year Ended September 30,
                                           ========================================================================================

                                                 1997              1998              1999               2000             2001
                                           ----------------  ----------------  -----------------  ----------------  ---------------
Interest expense, including amortization
 of debt issue costs                        $        2,331    $          262    $           215    $        8,333    $      14,880

Portion of rental expense deemed to
 represent interest                                  1,064               999              1,072             1,213            2,615

                                           ----------------  ----------------  -----------------  ----------------  ---------------
Total Fixed Charges                         $        3,395    $        1,261    $         1,287    $        9,546    $      17,495
                                           ================  ================  =================  ================  ===============

Earnings before fixed charges:

Income (loss) before income tax and
 minority interest                          $       51,782    $       (7,357)   $       (26,185)   $      141,957    $     (78,731)

Equity in loss of Joint Ventures                     6,701             8,715             10,000             1,221                -
Fixed charges                                        3,395             1,261              1,287             9,546           17,495

                                           ----------------  ----------------  -----------------  ----------------  ---------------
Total earnings (loss) before fixed charges  $       61,878    $        2,619    $       (14,898)   $      152,724    $     (61,236)
                                           ================  ================  =================  ================  ===============

Ratio of earnings to fixed charges (1)                  18                 2                  -                16                -
                                           ================  ================  =================  ================  ===============
                                                                       Three Months Ended December 31,
                                                                   =========================================

                                                                          2000                  2001
                                                                   -------------------   -------------------
Interest expense, including amortization
 of debt issue costs                                                $           2,874     $           5,304

Portion of rental expense
 deemed to represent interest                                                     474                   626

                                                                   -------------------   -------------------
Total Fixed Charges                                                 $           3,348     $           5,930
                                                                   ===================   ===================

Earnings before fixed charges:

Income (loss) before income tax and
 minority interest                                                  $         (12,161)    $         (24,940)
Equity in loss of Joint Ventures                                                    -                     -
Fixed charges                                                                   3,348                 5,930

                                                                   -------------------   -------------------
Total earnings (loss) before fixed charges                          $          (8,813)    $         (19,010)
                                                                   ===================   ===================

Ratio of earnings to fixed charges (1)                                              -                     -
                                                                   ===================   ===================




(1) We would have had to generate additional earnings of $16.2 million in 1999, $78.8 million in 2001, $12.2 million for the three months ended December 31, 2000 and $25.0 million for the three months ended December 31, 2001 to achieve a ratio of 1:1.